UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 4, 2022

UBER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 Third Street

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 612-8582

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 4, 2022, Uber Technologies, Inc. (the “Company”) entered into an Amendment No. 9 to Revolving Credit Agreement (“Amendment No. 9”), which amended that certain Revolving Credit Agreement, dated June 26, 2015, between the Company, Rasier, LLC, a subsidiary of the Company as subsidiary guarantor, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent (the “2015 Revolving Credit Agreement”, and as amended by (i) Amendment No. 1 to Revolving Credit Agreement, dated November 17, 2015, (ii) Amendment No. 2 to Revolving Credit Agreement, dated December 21, 2015, (iii) Joinder Agreement, dated March 21, 2016, (iv) Amendment No. 4 to Revolving Credit Agreement, dated July 13, 2016, (v) Amendment No. 5 to Revolving Credit Agreement, dated June 13, 2018, (vi) Amendment No. 6 to Revolving Credit Agreement, dated October 25, 2018, (vii) Amendment No. 7 to Revolving Credit Agreement, dated June 5, 2020, (viii) Amendment No. 8 to Revolving Credit Agreement, dated December 24, 2021, and (ix) as further amended by Amendment No. 9, the “Amended Revolving Credit Agreement”).

Amendment No. 9, among other things, (i) provides for $2.235 billion of revolving credit commitments, (ii) extends the maturity date for the commitments and loans under the Amended Revolving Credit Agreement from June 13, 2023 to April 4, 2027, (iii) reduces the minimum liquidity covenant from $1.5 billion to $1.0 billion, (iv) replaces the LIBOR-based interest rate with a SOFR-based interest rate, and (v) makes certain other changes to the negative covenants under the Amended Revolving Credit Agreement.

The foregoing description of Amendment No. 9 and the Amended Revolving Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the Amendment No. 9, a copy of which is attached hereto as Exhibit 10.1, and the original 2015 Revolving Credit Agreement and prior amendments, copies of which have been previously filed by the Company with the U.S. Securities and Exchange Commission. The Amended Revolving Credit Agreement is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations and warranties contained in the Amended Revolving Credit Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit Number	Exhibit Description
10.1	Amendment No. 9 to Revolving Credit Agreement, dated April 4, 2022, by and among Uber Technologies, Inc., as borrower, Rasier, LLC, as guarantor, the lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Uber Technologies, Inc.

Date: April 5, 2022	By:	/s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer